UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006 (November 2, 2006)

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 2, 2006, Chemtura Corporation announced that it has signed a letter of intent to sell its EPDM business and the Rubber Chemicals businesses associated with Geismar, Louisiana as well as Flexzone® antiozonants worldwide.  The parties are working toward a definitive agreement, which is expected to be signed by the end of the year.  The transaction is subject to regulatory approvals.  Proceeds from the sale will be used primarily for debt reduction.  The EPDM and Rubber Chemicals businesses being sold had revenues for the twelve months ended September 30, 2006 of approximately $300 million.

A copy of a press release announcing the expected sale of EPDM and certain Rubber Chemicals Businesses is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

*              *              *

(d)         Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated November 2, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/	Barry J. Shainman
Name:		Barry J. Shainman
Title:		Vice President and Secretary

Date:                    November 3, 2006

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated November 2, 2006